UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2017
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FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2017, the Governance and Compensation Committee of the Board of Directors ("Board") of the Federal Home Loan Bank of Atlanta ("Bank"), as authorized by the Board, declared elected the following nominee to serve on the Board as a public interest independent director:

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Robert L. Strickland, Jr., Executive Director, Alabama Housing Finance Authority, Montgomery, Alabama. Mr. Strickland has been a Bank director since 2007, and currently is Chair of the Housing and Community Investment Committee; Vice Chair of the Governance and Compensation Committee; and a member of the Credit and Member Services and Executive Committees of the Board. Mr. Strickland has more than four years of experience in representing consumer or community interests in affordable housing.

As previously reported by the Bank in its Current Report on Form 8-K filed on August 21, 2017, the following member directors were deemed elected on August 21, 2017, without further action pursuant to applicable Federal Housing Finance Agency ("Finance Agency") regulations upon notice to the members in Alabama and the District of Columbia:

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Travis "Tra" Cosby, III, Chairman of the Board, First Community Bank of Central Alabama, Wetumpka, Alabama, a Bank director since 2014, was deemed re-elected to fill the member directorship that the Finance Agency designated for the State of Alabama; and

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Brian E. Argrett, President, Chief Executive Officer and Director of City First Bank of D.C., N.A., Washington, D.C., a Bank director since 2016, was deemed re-elected to fill the member directorship that the Finance Agency designated for the District of Columbia.

(Messrs. Strickland, Cosby and Argrett are herein referred to as the "Directors-elect".)

The Bank conducted the director elections in accordance with the provisions of the Federal Home Loan Bank Act of 1932, as amended ("Bank Act") and the rules and regulations of the Finance Agency.
Each of the Directors-elect will commence a four-year term on January 1, 2018. The Bank has not yet determined on which committees each of the foregoing Directors-elect will serve beginning in 2018.

Pursuant to the Bank Act and Finance Agency regulations, the Bank's member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. In the normal course of business, the Bank extends credit to and transacts other business with members whose officers or directors may serve as member directors of the Bank on terms that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation. For further information, see "Item 13--Certain Relationships and Related Transactions, and Director Independence" of the Bank's 2016 Annual Report filed on Form 10-K with the Securities and Exchange Commission on March 9, 2017.

The Bank expects to compensate the Directors-elect in accordance with the Bank's 2018 Directors' Compensation Policy. They also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each director has the opportunity to defer all or a portion of the amounts of his compensation. The form and amount of any compensation of directors, including the Directors-elect, is subject to approval by the Board and is subject to the Bank Act and Finance Agency regulations.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2017 election of directors was conducted by mail. No in-person meeting of the Bank's members was held in connection with the 2017 election of directors. On September 21, 2017, the Bank tallied the preliminary voting results of the 2017 election of directors, which the Bank declared final as described in Item 5.02 of this Current Report.

Member Director Election

As discussed in Item 5.02 of this Current Report, since Messrs. Cosby and Argrett were the only nominees to accept nomination for the Alabama and the District of Columbia member directorships, respectively, there was no actual vote in those elections.

Independent Director Election

The Bank conducted an election for one at-large public interest independent director. Under Finance Agency regulations, a candidate for an independent directorship must receive at least 20 percent of the number of votes eligible to be cast in the election to be elected when the number of nominees is equal to the number of independent directorships to be filled in an election. The results of the vote for the public interest independent director are as follows:

Total Number of Members Eligible to Vote: 901
Total Number of Eligible Votes: 12,034,694
Finance Agency 20% Threshold Requirement: 2,406,939

Name: Robert L. Strickland, Jr. (elected public interest independent director)
Affiliation: Executive Director, Alabama Housing Finance Authority
Number of Members Voting: 389
Number of Votes Received: 5,810,805

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: September 28, 2017	By:/s/Reginald T. O'Shields
By: Reginald T. O'Shields Senior Vice President and General Counsel